                                                                  EXHIBIT 10.15



                                 PURCHASE AGREEMENT

                                    BY AND AMONG

                LOCATORS, INC., PARTS FINDER LOCATING SYSTEMS, INC.
                               AND COMPU-TIME, INC.,

                                    AS SELLERS,

                                        AND

                              THE COBALT GROUP, INC.,

                                    AS PURCHASER




                                DATED APRIL 19, 1999


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                                  TABLE OF CONTENTS

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                                                                                  PAGE
                                                                                  ----
SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

SECTION 2.  SALE AND PURCHASE OF THE UNITS . . . . . . . . . . . . . . . . . . . . .5

SECTION 3.  CLOSING AND CLOSING DOCUMENTS. . . . . . . . . . . . . . . . . . . . . .5
               3.1   CLOSING; EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . .5
               3.2   CLOSING DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . .6
               3.3   LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . .7

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS. . . . . . . . . . . . . .7
               4.1   ORGANIZATION, STANDING, OWNERSHIP . . . . . . . . . . . . . . .7
               4.2   TITLE TO UNITS. . . . . . . . . . . . . . . . . . . . . . . . .8
               4.3   AUTHORITY AND BINDING EFFECT. . . . . . . . . . . . . . . . . .8
               4.4   VALIDITY OF CONTEMPLATED TRANSACTIONS . . . . . . . . . . . . .8
               4.5   FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. . . . . . . .9
               4.6   ABSENCE OF CERTAIN CHANGES. . . . . . . . . . . . . . . . . . .9
               4.7   TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
               4.8   REAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . 11
               4.9   ENVIRONMENTAL COMPLIANCE. . . . . . . . . . . . . . . . . . . 11
               4.10  PERSONAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . 11
               4.11  COPYRIGHTS, PATENTS AND TRADEMARKS. . . . . . . . . . . . . . 12
               4.12  PERSONNEL . . . . . . . . . . . . . . . . . . . . . . . . . . 12
               4.13  CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . 13
               4.14  CLAIMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
               4.15  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . 14
               4.16  EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . 14
               4.17  PERMITS . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
               4.18  COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . . . 15
               4.19  BUSINESS RELATIONS. . . . . . . . . . . . . . . . . . . . . . 15
               4.20  WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . . . 15
               4.21  INTEREST IN COMPETITORS, SUPPLIERS, DEALERS, CUSTOMERS. . . . 15
               4.22  BROKERS' AND FINDERS' FEES. . . . . . . . . . . . . . . . . . 16
               4.23  ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . . . 16
               4.24  INVESTMENT INTENT; SHAREHOLDERS AGREEMENT . . . . . . . . . . 16

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF COBALT . . . . . . . . . . . . . . . 16
               5.1   ORGANIZATION AND STANDING . . . . . . . . . . . . . . . . . . 17
               5.2   AUTHORITY AND BINDING EFFECT. . . . . . . . . . . . . . . . . 17
               5.3   VALIDITY OF CONTEMPLATED TRANSACTIONS . . . . . . . . . . . . 17
               5.4   INVESTMENT INTENT . . . . . . . . . . . . . . . . . . . . . . 17
               5.5   ACCESS TO INFORMATION AND INSPECTION. . . . . . . . . . . . . 18
               5.6   RESTRICTED SECURITIES . . . . . . . . . . . . . . . . . . . . 18
               5.7   BROKERS' AND FINDERS' FEES. . . . . . . . . . . . . . . . . . 18


                                                                            PAGE
                                                                            ----

               5.8   ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . . . 18
               5.9   FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. . . . . . . 18
               5.10  NO BREACH . . . . . . . . . . . . . . . . . . . . . . . . . . 19

SECTION 6.  TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
               6.1   ACCESS TO RECORDS FOLLOWING CLOSING   . . . . . . . . . . . . 19
               6.2   PAYMENT OF TAXES  . . . . . . . . . . . . . . . . . . . . . . 19
               6.3   PARTNERSHIP TERMINATION; SECTION 754 ELECTION . . . . . . . . 19
               6.4   TAX TREATMENT AS ASSET ACQUISITION  . . . . . . . . . . . . . 20

SECTION 7.  FURTHER ASSURANCES; SURVIVAL . . . . . . . . . . . . . . . . . . . . . 20
               7.1   FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . 20
               7.2   SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . . . . . . . 20

SECTION 8.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
               8.1   SELLERS' INDEMNITY. . . . . . . . . . . . . . . . . . . . . . 20
               8.2   COBALT'S INDEMNITY. . . . . . . . . . . . . . . . . . . . . . 21
               8.3   CLAIMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
               8.4   RIGHT OF OFFSET . . . . . . . . . . . . . . . . . . . . . . . 22
               8.5   GUARANTEES; ESCROW. . . . . . . . . . . . . . . . . . . . . . 22
               8.6   KNOWLEDGE PRIOR TO CLOSING. . . . . . . . . . . . . . . . . . 23

SECTION 9.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
               9.1   ASSIGNMENT; SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . 23
               9.2   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
               9.3   GOVERNING LAW; JURISDICTION; VENUE. . . . . . . . . . . . . . 25
               9.4   ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . 25
               9.5   SECTION HEADINGS. . . . . . . . . . . . . . . . . . . . . . . 25
               9.6   COOPERATION . . . . . . . . . . . . . . . . . . . . . . . . . 25
               9.7   ATTORNEYS' FEES . . . . . . . . . . . . . . . . . . . . . . . 25
               9.8   COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . 26
               9.9   INTERPRETATION, KNOWLEDGE . . . . . . . . . . . . . . . . . . 26
               9.10  PAYMENT OF EXPENSES . . . . . . . . . . . . . . . . . . . . . 26


                                  PURCHASE AGREEMENT

       This Purchase Agreement ("Agreement"), dated April 19, 1999 (the "Effective Date"), is made and entered into between and among Locators, Inc., an Oregon corporation, Parts Finder Locating Systems, Inc., an Oregon corporation, and Compu-Time, Inc., an Oregon corporation (collectively, "Sellers"), Brian Allen and Shirley Atherton (each, individually, a "Guarantor"), and The Cobalt Group, Inc., a Washington corporation ("Cobalt").

                                       RECITALS

       A. The Sellers are the owners of all of the membership interests in PartsVoice LLC, an Oregon limited liability company ("Company"), which membership interests constitute all of the issued and outstanding equity of Company (the "Units").

       B. Cobalt desires to purchase from the Sellers, and the Sellers desire to sell to Cobalt, the Units in accordance with the terms and conditions of this Agreement.

                                      AGREEMENT

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1.  DEFINITIONS

       For convenience and brevity, certain terms used in various parts of this Agreement are listed in alphabetical order and defined or referred to below.

       "ACQUISITION" means the acquisition of the Units by Cobalt and all related transactions provided for in this Agreement and the Exhibits hereto.

       "AFFILIATE" means any entity or person which, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with such entity. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or the policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

       "AGREED DISTRIBUTION" means the cash, receivables and accounts payable represented on the balance sheet of Company as of April 30, 1999 for billing and payment periods through April 30, 1999, which items shall have been distributed or otherwise transferred and conveyed to the Sellers at or prior to April 30, 1999.

       "ASSETS" means all of the assets, properties, business, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected on the Financial Statements, necessary for and used in the Business, other than the items comprising the Agreed Distribution.

       "BUSINESS" means the business known as "PartsVoice," which business includes, but is not limited to, conducting a national and international parts locating service for the motor vehicle industry under the trade name PARTSVOICE-Registered Trademark- for itself and under various other names for various motor vehicle manufacturers and others related to the motor vehicle industry and the gathering of inventory, financial and service data from dealers and providing specialized reports of such data to dealers and manufacturers, and which was, prior to the formation of the Company, conducted by the Sellers.

       "BUSINESS DAY" means any calendar day which is not a Saturday, Sunday or public holiday under the laws of the State of Oregon.

       "CLAIM NOTICE" is defined in Section 8.2(a).

       "CLOSING" is defined in Section 3.1 hereof.

       "CLOSING DATE" means the date of the Closing.

       "CODE" means the Internal Revenue Code of 1986, as amended.

       "COMPANY" means PartsVoice LLC, an Oregon limited liability company, which, as of the date hereof and the Closing Date, is the owner of the Assets and the entity through which the Business is conducted.

       "CONTRACT" means any written or oral contract, agreement, lease, instrument or other commitment that is binding on any person or its property under applicable law.

       "DEFAULT" means (i) a material breach of or material default under any Contract, (ii) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a material breach of or material default under any Contract, or (iii) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

       "DISCLOSURE SCHEDULE" is defined in Section 4.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       "EXCLUDED LIABILITY" means all Losses arising from or related to the pending audit of the Business by Texas state tax authorities for the years 1989 through 1996.

       "FACILITIES" means the facilities and offices in which the Business is conducted at 8305 SE Monterey in Portland, Oregon.

       "FINANCIAL STATEMENTS" is defined in Section 4.5.

       "GROUP" means, individually and collectively, (i) Company and (ii) any individual, trust, corporation, partnership or any other entity as to which Company is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations.

       "HAZARDOUS MATERIALS" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "Hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations.

       "HAZARDOUS MATERIALS REGULATIONS" means any Regulations governing the use, generation, handling, storage, treatment, disposal or release of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

       "INTELLECTUAL PROPERTY" is defined in Section 4.11.

       "IRS" means the Internal Revenue Service.

       "LIABILITIES" means Company's accounts payable, accrued vacation, accrued property taxes, accrued incentive payments and other payroll expenses and all other accrued general liabilities.

       "LIEN" means any mortgage, lien, security interest, pledge, encumbrance, restriction on transferability or charge on any property or property interest.

       "LITIGATION" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry involving Company, the Business, the Assets or any Contracts to which Company is a party or by which it or any of the Assets or the Business is bound.

       "LOSSES" means all damages, losses, deficiencies, liabilities, fines, penalties, costs and expenses, including attorneys' fees.

       "ORDER" means any judgment, decree, injunction, order or ruling of any federal, state or local court or governmental or regulatory body or authority that is binding on any person or its property under applicable law.

       "PERMITS" is defined in Section 4.17.

       "REAL PROPERTY" means the real property upon which the Facilities are located.

       "REAL PROPERTY INTERESTS" is defined in Section 4.8.

       "REGISTRATIONS" is defined in Section 4.11.

       "REGULATION" means any applicable statute, law, ordinance, regulation, order or rule of any federal, state, local or other governmental agency or body or of any other type of regulatory body.

       "RELATED DOCUMENTS" means the 90-Day Notes, the 270-Day Notes, the Warrants, the Management Agreement and the Pledge Agreement.

       "RETURNS" means all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

       "TAXES" means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Group is required to pay, withhold or collect.

       "UNITS" means all of the membership interests comprising the ownership equity of Company, as described in the preamble of this Agreement and as set forth on the Schedule of Sellers.

       "WORKPLACE REGULATIONS" means any Regulations relating to the health of workers or the safety of the workplace, including, without limitation, any Regulations promulgated pursuant to the Occupational Safety and Health Act.

SECTION 2.  SALE AND PURCHASE OF THE UNITS

       At Closing, the Sellers shall sell to Cobalt and Cobalt shall purchase from the Sellers the Units for an aggregate purchase price consisting of the following:

               (a)    $3,000,000 in cash;

               (b) promissory notes in the aggregate face amount of $12,000,000, bearing interest at the rate of 8.75% per annum and maturing on July 30, 1999, in the form attached as Exhibit A-1 hereto (the "90-Day Notes"); provided, however, that the Sellers may, by written notice given to Cobalt at least two business days prior to the Closing Date, elect to receive, in lieu of up to $10,000,000 of principal amount of the 90-Day Notes, up to 1,250,000 Shares (as defined in Section 2(e) below) at a rate of $8.00 per share;

               (c) promissory notes in the aggregate face amount of $15,000,000, bearing interest at the rate of 8.75% per annum and maturing on January 25, 2000, in the form attached as Exhibit A-2 hereto (the "270-Day Notes");

               (d) warrants to purchase an aggregate of 160,000 shares of Cobalt common stock, in the form attached as Exhibit B hereto (the "Warrants"); and

               (e) up to 1,250,000 shares of Series C Preferred Stock of Cobalt having the rights and preferences described in the Cobalt Amended and Restated Articles of Incorporation attached as Exhibit J hereto (the "Shares"), such number of Shares being determined prior to the Closing Date by the election described in Section 2(b) above.

The aggregate purchase price shall be allocated among the respective Sellers in accordance with the Schedule of Sellers attached hereto. The cash portion of the purchase price shall be paid by Cobalt to the Sellers at Closing by wire transfer of immediately available funds to the bank accounts designated by the Sellers prior to Closing.

SECTION 3.  CLOSING AND CLOSING DOCUMENTS

       3.1     CLOSING; EFFECTIVE DATE

       The closing of the sale and purchase of the Units and the other transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Stoel

Rives LLP, 900 S.W. Fifth Avenue, Portland, Oregon 97204, at 10:00 a.m. local time, on April 30, 1999.

       3.2     CLOSING DOCUMENTS

       At the Closing, subject to the provisions of this Agreement:

               (a) Cobalt shall receive from the Sellers or the Manager, as appropriate:

                      (i) certificates representing the Units of each Seller duly endorsed in blank, or with separate transfer powers attached thereto and endorsed in blank;

                      (ii) a certificate of the Manager of Company certifying true copies of the Articles of Organization of Company, with original certification by the Secretary of State of Oregon, and the Amended Operating Agreement of Company;

                      (iii) a true copy of resolutions of such Seller authorizing the sale of the Units of such Seller and the execution, delivery and performance by such Seller of this Agreement and the transactions provided for herein and therein, and attesting that such resolutions are in full force and effect without amendment or modification on the Closing Date;

                      (iv) opinions of counsel to each Seller and Company satisfying the requirements set forth in Section 3.3(a); and

                      (v) Consulting and Employment Agreements, duly executed by Company and each of Alex DeLucia and Brian Allen, respectively, in the forms attached as Exhibits C-1 and C-2 hereto;

               (b)    Cobalt shall deliver to the Sellers as set forth in
Section 2 and the Schedule of Sellers:

                      (i)     the cash portion of the purchase price;

                      (ii) the 90-Day Notes, 270-Day Notes, the Warrants and certificates for the Shares, all duly executed by Cobalt;

                      (iii) the Agreement for Management of Security, in the form attached as Exhibit D-1 hereto ("Management Agreement") and the Pledge and Security Agreement, in the form attached as Exhibit D-2 hereto ("Pledge Agreement"), each duly executed by Cobalt and the related documents required pursuant to the terms of the Pledge Agreement;

                      (iv) a certificate of the Secretary of Cobalt certifying a copy of resolutions duly adopted by the Board of Directors of Cobalt authorizing the purchase of the Units and the execution, delivery and performance of this Agreement and the Related Documents and the issuance of the Shares, and the transactions provided for herein or therein, and attesting that such resolutions are in full force and effect without amendment or modification on the Closing Date;

                      (v) an opinion of counsel to Cobalt satisfying the requirements set forth in Section 3.3(b).

       3.3     LEGAL OPINIONS

               (a) Each Seller shall cause the delivery to Cobalt at Closing of an original opinion of counsel to such Seller and of counsel to the Company, dated as of the Closing Date, in form and substance satisfactory to counsel to Cobalt, addressing substantially the matters described on Exhibits G-1 and G-2, respectively.

               (b) Cobalt shall cause the delivery to the Sellers and Company at Closing of an original opinion of counsel to Cobalt, dated as of the Closing Date, in form and substance satisfactory to counsel to the Company, addressing substantially the matters described on Exhibit G-3.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

       The Sellers hereby make the following representations and warranties to Cobalt as of the date hereof and the Closing Date. Any representations and warranties made below with respect to "the Sellers" or any "Seller," individually, or with respect to the Units being conveyed to Cobalt by a Seller, are made separately by each Seller as to itself and its Units and not as to any other Seller or such other Seller's Units. All representations and warranties below are subject to the exceptions and qualifications reflected in the disclosure schedule attached hereto as Exhibit E ("Disclosure Schedule"):

       4.1     ORGANIZATION, STANDING, OWNERSHIP

       Company is a limited liability company duly organized and validly existing under the laws of the state of Oregon and has full power and authority to carry on the Business and to own, lease and operate the Assets. To the knowledge of the Sellers, Company is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which such qualification is required, other than such jurisdictions where the failure to so qualify would not have a material adverse effect on the business of Company. Company owns all of the Assets free and clear of all Liens.

       4.2     TITLE TO UNITS

       Sellers are the record and beneficial owners of the Units. The Units represent all of the issued and outstanding equity interests of Company.
Sellers have good title to the Units, free and clear of all Liens other than restrictions on transfer in the Amended Operating Agreement of Company. Sellers have full power and right and authority to sell and deliver the Units to Cobalt in the manner provided for in this Agreement and at Closing Cobalt shall receive good title to the Units free and clear of all Liens. Other than the Amended Operating Agreement, there are no existing Contracts, subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire any equity of Company whether or not presently issued or outstanding.

       4.3     AUTHORITY AND BINDING EFFECT

       Each Seller has full power and authority to execute, deliver and perform this Agreement and has taken all actions necessary to secure all approvals required in connection therewith. This Agreement constitutes legal, valid and binding obligations of each Seller, enforceable against each such Seller in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors' rights, and except as enforceability may be limited by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies providing for defenses based on fairness and reasonableness, regardless of whether considered in a proceeding in equity or at law.

       4.4     VALIDITY OF CONTEMPLATED TRANSACTIONS

       To the knowledge of the Sellers, neither the execution and delivery of this Agreement by the Sellers nor the consummation of the transactions provided for herein will contravene or violate any Regulation or Order which is applicable to the Sellers or Company or will result in a Default under, or require the consent or approval of any party to, any Contract relating to the Business or the Assets or to or by which the Sellers or Company is a party or otherwise bound or affected, or require any of the Sellers or the Company to notify or obtain any Permits or consents from any federal, state, local or other court or governmental agency or body or from any other regulatory authority, other than such Defaults, consents, approvals or Permits the failure to cure or obtain would not have a material adverse effect on the Business or Company.

       4.5     FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES

       The Sellers have delivered to Cobalt unaudited (i) balance sheets as of December 31, 1998 and 1997 for the Business, (ii) statements of income and cash flows for the Business for the twelve month periods ended December 31, 1998, 1997 and 1996, and (iii) all related notes and schedules (such financial statements are collectively referred to herein as the "Financial Statements"). True, correct and complete copies of the Financial Statements are included in the Disclosure Schedule. All of the Financial Statements, including any notes or schedules thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and fairly present the financial position and results of operations of the Business at the dates and for the periods covered and include all adjustments that are necessary for a fair presentation of the information shown. The Company has no material obligations or liabilities except for those reflected in the balance sheet as of December 31, 1998 included in the Financial Statements or those that have arisen since December 31, 1998 in the ordinary course of business.

       4.6     ABSENCE OF CERTAIN CHANGES

       To the knowledge of the Sellers, since December 31, 1998, other than the Agreed Distribution, there has not been:

               (a) any material adverse change in the business, operations or financial condition of the Business or Company;

               (b) any damage, destruction or loss of any material part of the Assets;

               (c) any amendment or termination of any Contract which materially and adversely affects Company or the Business;

               (d) any indebtedness incurred by Company for borrowed money, any mortgage, pledge or other encumbrance of the Assets;

               (e) any expenditure of or commitment to expend capital in an amount in excess of $30,000 in an annual period;

               (f) any material transaction involving Company or the Business not in the ordinary course of business; or

               (g) any operation of the Business in a manner materially different than it had been operated during the period covered by the Financial Statements.

       4.7     TAXES

               (a) All Returns required to have been filed by or on behalf of members of the Group have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Group with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or, unless an adequate reserve has been established, with respect to any other period ending on or before the Closing Date. Each member of the Group has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no liens on any of the Assets with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that a member of the Group is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

               (b) Cobalt has been furnished by Sellers and Company true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by the Group or on behalf of the Group relating to Taxes and (ii) all federal and state income or franchise tax returns for the Group for all periods ending on and after December 31, 1994.

               (c) Except as described in the Disclosure Schedule, the Returns of the Group have never been audited by a government or taxing authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally); no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of the Group, and no member of the Group has received notice (either in writing or verbally, formally or informally) or expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it; and the Group is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against the Group or any of the Assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Group. Each member of the Group has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662.

               (d) Company is not (and never has been) a party to any tax sharing agreement and has not assumed the liability of any other person under contract. Company has never made any elections under Treasury Regulation
Section 301.7701-3 or Code Section 761(a). No member of the Group is or has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) and Cobalt is not required to withhold Tax on the purchase of the Units by reason of Code Section 1445. Sellers are not "foreign persons" (as that term is defined in Code Section 1445). No member of the Group has entered into any compensatory agreements with respect to the performance of services for which payment thereunder would result in a nondeductible expense to the Group pursuant to Code Section 280G.

       4.8     REAL PROPERTY

       The Company owns no Real Property. All interests in and rights to real property and improvements located thereon used in and necessary for the Business are leased by Company and are listed on the Disclosure Schedule (the "Real Property Interests"). Company leases the Real Property Interests indicated on the Disclosure Schedule free and clear of all Liens. To the knowledge of the Sellers, the present uses of the Real Property Interests are in material compliance with all applicable zoning and land use and development laws and ordinances. Neither the Sellers nor Company has received any notice, oral or written, that any governmental body having jurisdiction over the Real Property Interests intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property Interests. Neither the Sellers nor Company has received any notice, oral or written, from any governmental body, that the Real Property Interests or any improvements erected or situate thereon, or the uses conducted thereon or therein, violate any Regulations of any governmental body having jurisdiction over the Real Property Interests.

       4.9     ENVIRONMENTAL COMPLIANCE

       Other than the storage and use of cleaning materials in an amount and manner consistent with the normal operation of an office, to the knowledge of the Sellers, neither the Sellers nor Company has caused or permitted the Business to use, generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Hazardous Materials Regulations and, to the knowledge of the Sellers, there has been no release of any Hazardous Materials on- or off-site of any of the Real Property which might affect the Real Property or Company. In addition, to the knowledge of the Sellers, there are no substances or conditions on the Real Property which may support a claim or cause of action, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations.

       4.10    PERSONAL PROPERTY

       The Disclosure Schedule sets forth each item of personal property used, but not owned, by Company that requires rental or lease payments. Neither Sellers nor Company make any representations or warranties with respect to the operating condition or suitability for the purpose of use by Company of any of the items of tangible personal property included in the Assets.

       4.11    COPYRIGHTS, PATENTS AND TRADEMARKS

       The Disclosure Schedule lists those patents, patent applications, trademark registrations and copyrights that are registered in the name of any of the Sellers and which are used in and necessary for the Business (the "Registrations"). To the knowledge of the Sellers, Company has good title to, or possesses adequate right to use, its respective Registrations, and all other unregistered copyrights and trademarks, trade names, inventions, processes, designs, formulae, trade secrets, know-how, and other proprietary rights (collectively, the "Intellectual Property") necessary for the conduct of the Business. To the knowledge of the Sellers, Company has the sole and exclusive right to the Intellectual Property reflected in the Registrations, and, except as set forth in the Disclosure Schedule, Sellers have taken reasonable steps and precautions to protect and prevent the disclosure of the Intellectual Property which is not disclosed by a Registration and is material to the Business.
Except as set forth in the Disclosure Schedule, to the knowledge of Sellers, none of the Registrations or Intellectual Property of Company is subject to any outstanding order, decree, judgment, stipulation or agreement restricting its scope of use or is the subject of any pending or threatened proceeding and there are no licenses, sublicenses, or agreements now in effect relating to the use by others of any of the foregoing. To the knowledge of the Sellers, Company has not infringed or violated, and the conduct of the Business as presently conducted does not infringe or violate, any patent, trademark, trade name, trade secret, or other intellectual property right of any other person or entity, and no such claim is pending, has been made, or, to the knowledge of the Sellers, is threatened to such effect. The Sellers have no knowledge of any current or past infringement by others of the Registrations or Intellectual Property. The Company or Sellers have provided to Cobalt copies of all written reports of tests that the Sellers have conducted to ascertain whether any of the computer software, firmware or hardware used in the Business will malfunction, will cease to function, will generate incorrect data or will produce incorrect results as a result of processing, providing or receiving (i) date-related data into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

       4.12    PERSONNEL

       To the knowledge of the Sellers, Sellers and Company are in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor or discriminatory practices. There is no unfair labor practice claim against Company before the National Labor Relations Board, or any strike, dispute, arbitration, slowdown, or stoppage pending or any discrimination claim, to the knowledge of the Sellers, threatened against or involving Company.

       4.13    CONTRACTS

               (a) The Disclosure Schedule sets forth a complete and correct list of all consents or approvals required under any Contracts that are necessary for the Sellers to complete the transactions provided for herein or to avoid a Default under such Contracts and the Sellers or Company, as the case may be, have obtained all such consents or approvals.

               (b) The Disclosure Schedule identifies all of the following Contracts which Company or the Business is bound by or a party to:

                      (i) Contracts involving an amount in the aggregate in excess of Ten Thousand Dollars ($10,000) for the future purchase of or payment for, supplies or products or services;

                      (ii) Contracts involving an amount in the aggregate in excess of Ten Thousand Dollars ($10,000) to sell or supply products or to perform services;

                      (iii) Contracts limiting or restraining Company from engaging or competing in any lines of business with any person, firm, corporation or other entity;

                      (iv) material license, franchise, distribution or other Contracts, including those which relate in whole or in part to any ideas, technical assistance or other know-how; or

                      (v) Contracts not entered into in the ordinary course of business which involve the payment or receipt in the aggregate of Ten Thousand Dollars ($10,000) or more.

               (c) All of the Contracts to which Company is a party or by which it or any of the Assets or the Business is bound or affected and that are material to the Business are valid, binding and enforceable by Company in accordance with their terms. To the knowledge of the Sellers, no Default exists with respect to such Contracts and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a Default, except for such Contracts the Default under which would not have a material adverse effect on the Business.
       To the knowledge of the Sellers, all other parties to such Contracts have complied in all material respects with the provisions thereof and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by such other party.

       4.14    CLAIMS

       Except as set forth on the Disclosure Schedule, there is no Litigation pending or, to the knowledge of Sellers, threatened against Company, the Business or the Assets that would materially and adversely affect the financial condition of Company, the Business or the Assets as of the date hereof, and, to the knowledge of Sellers, no such claim has been asserted in writing.

       4.15    INSURANCE

       The Disclosure Schedule contains a true and complete list of the insurance coverage applicable to the Business. All such coverage is in full force and effect. There are no pending claims against such insurance by or on behalf of Sellers or Company as to which the insurers have denied liability, and to the knowledge of Sellers, there exist no material claims under such insurance that have not been filed by Sellers or Company. The Disclosure Schedule lists any claims under such insurance that have been filed but not paid as of the date of this Agreement.

       4.16    EMPLOYEE BENEFIT PLANS

       Neither Company nor the Business is a party to or bound by any type of collective bargaining agreement, written employment agreement applicable to the employees of the Business (other than those that are terminable upon notice of 30 days or less), multi-employer plan of any type, or any profit sharing or pension plan or plan subject to ERISA. Company is not a party to any employment agreement or plan providing any employees with severance or other post-employment benefits.

       4.17    PERMITS

       To the knowledge of the Sellers, Company possesses all permits, licenses, orders or approvals of any federal, state, county, local or foreign governmental or regulatory body, required by any Regulation, that are material to the conduct of the Business (collectively, the "Permits"). The Permits are listed on the Disclosure Schedule. To the knowledge of Sellers, all such Permits as have been obtained are in full force and effect, no written notice of any material violations has been received by Company, no proceeding is pending or threatened to revoke or limit any such Permits, and the Sellers have no knowledge of any circumstances which could result in a revocation or limitation with respect to any Permit and all consents necessary to be obtained from the Permit issuers with respect to the transactions provided for herein have been obtained.

       4.18    COMPLIANCE WITH LAWS

       Company has received no written notice or written advice from legal counsel that it is in violation of, or that the Assets or the Business have been used or operated in violation of, any Order, Permits or any Workplace Regulation or any other Regulation the violation of which would have a material adverse effect on the Business or Company.

       4.19    BUSINESS RELATIONS

       The Sellers have no knowledge that any customer, supplier or distributor that is material to the Business will cease to do business with Company after the consummation of the transactions provided for herein in the same manner as previously conducted with Company and/or the Sellers.

       4.20    WARRANTIES

       The Disclosure Schedule sets forth a list and brief description of all express warranties and guarantees made by Company or Sellers to third parties with respect to products sold or services rendered by the Business, as well as a list of all written warranty claims for breach of any presently effective product or service warranty by customers of the Business, together with a description of each defect or problem to which such claims or series of claims relate, the product or service which is the subject of such claims or series of claims, the amount expended prior to the date hereof in satisfying such claims or series of claims, and the amount reasonably expected to be expended following the date hereof in satisfying such claims or series of claims. Except as set forth on the Disclosure Schedule, and except for non-recurring claims for breach of any presently effective product or service warranty against Company or Sellers which are not material, no written claim for breach of any presently effective product or service warranty by any customer has been made against Company and, to the knowledge of the Sellers, no state of facts exists, and no event has occurred, which may form the basis of any present claim against Company or Sellers for liability on account of any express or implied written warranty to any third party in connection with products sold or services rendered by the Business.

       4.21    INTEREST IN COMPETITORS, SUPPLIERS, DEALERS, CUSTOMERS

       Neither the Company nor any of the Sellers nor any officer, director or owner of any of the Sellers has any ownership interest in any competitor, supplier, dealer or customer of the Business (other than ownership of securities of a publicly-held corporation of which such person owns, or has real or contingent rights to own, less than two percent of any class of outstanding securities) or in any property used in the operation of the Business.

       4.22    BROKERS' AND FINDERS' FEES

       No broker, agent, person or firm acting on behalf of Company or the Sellers is, or will be, entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with any of the transactions contemplated hereby.

       4.23    ADDITIONAL INFORMATION

       No information furnished by the Sellers or Company to Cobalt in connection with this Agreement, including the Financial Statements and all information in the exhibits and schedules hereto, is false or misleading in any material respect. In connection with such information and this Agreement, neither Company nor the Sellers have made any untrue statement of a material fact or omitted to state or will omit to state a material fact necessary in order to make the statements made or information delivered, in the light of the circumstances under which they were made or not made, not misleading.

       4.24    INVESTMENT INTENT; SHAREHOLDERS AGREEMENT

       Each Seller acknowledges that the Warrants and the Shares to be received by it in connection with the transactions provided for herein (collectively, "the Securities") are being issued in transactions exempt from registration under the Securities Act of 1933 ("1933 Act") and applicable state securities laws. Sellers are acquiring the Securities for investment purposes only and not with a view to the resale thereof until such time as such resale has been registered or an exemption from registration is available under the 1933 Act and applicable state securities laws. Each Seller is an accredited investor, as that term is defined in Regulation D under the 1933 Act. Each Seller has had access to such information, books and records of Cobalt and has asked questions of and received satisfactory responses from Cobalt management to the extent such Seller has deemed necessary in order to evaluate fully an investment in the Securities. Each Seller acknowledges and agrees that to the extent it becomes a shareholder of Cobalt, either as a result of the exercise or conversion of Warrants or as a result of its receipt of Shares, such Seller shall, as a condition to Cobalt's obligation to issue such capital stock to Seller, became a party to the Cobalt Shareholders Agreement in the form attached as Exhibit H hereto, or in such form as exists at the time of issuance of such capital stock.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF COBALT

       Cobalt hereby represents and warrants to the Sellers that as of the date hereof and the Closing Date:

       5.1     ORGANIZATION AND STANDING

       Cobalt is a corporation duly organized and validly existing under the laws of the state of Washington, having full corporate power and authority to perform its obligations under this Agreement and the Related Documents. Cobalt is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required, other than such jurisdictions where the failure to so qualify would not have a material adverse effect on the business of Cobalt, taken as a whole.

       5.2     AUTHORITY AND BINDING EFFECT

       Cobalt has the full corporate power and authority to execute, deliver and perform this Agreement and the Related Documents, and has taken all actions necessary to secure all approvals required in connection therewith. The execution, delivery and performance of this Agreement and the Related Documents by Cobalt has been duly authorized by all necessary corporate action. The execution and delivery of this Agreement and the Related Documents, and the consummation of the transactions provided for herein and therein, will not violate the Articles of Incorporation or Bylaws of Cobalt. This Agreement and the Related Documents constitute legal, valid and binding obligations of Cobalt, enforceable against it in accordance with their terms, except as may be limited by bankruptcy or insolvency laws or other similar laws or equitable principles affecting rights of creditors generally. Upon issuance of the Shares to Sellers in accordance with this Agreement, the Shares will be duly and validly issued, fully paid and non-assessable.

       5.3     VALIDITY OF CONTEMPLATED TRANSACTIONS

       Neither the execution and delivery of this Agreement and the Related Documents by Cobalt nor the consummation of the transactions provided for herein and therein by Cobalt will contravene or violate any Regulation or Order which is applicable to Cobalt, or will result in a Default under any Contract to which Cobalt is a party or by which it is otherwise bound, or require Cobalt to notify or obtain any Permits from any federal, state, local or other court or governmental agency or body or from any other regulatory authority.

       5.4     INVESTMENT INTENT

       The Units are being acquired by Cobalt for investment purposes only, for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Cobalt does not have any agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Units. Cobalt is an "accredited investor" as that term is defined in Regulation D under the 1933 Act.

       5.5     ACCESS TO INFORMATION AND INSPECTION

       Cobalt believes it has received all of the information it considers necessary or appropriate in deciding whether to purchase the Units. Cobalt has had an opportunity to ask questions and receive answers from Company and the Sellers regarding the terms and conditions of its purchase of the Units, to obtain further information about Company, the Business and the Assets and to verify the accuracy of the information supplied or to which it had access. Cobalt also has had the opportunity to inspect the tangible personal property of Company included in the Assets and accepts such tangible personal property "As Is."

       5.6     RESTRICTED SECURITIES

       Cobalt understands that the purchase of the Units has not been registered under the 1933 Act, that the Units are being acquired in a transaction not involving a public offering and the Units may not be resold without registration under the 1933 Act or an exemption therefrom.

       5.7     BROKERS' AND FINDERS' FEES

       No broker, agent, person or firm acting on behalf of Cobalt is, or will be, entitled to any commission or brokers' or finders' fee from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with any of the transactions contemplated hereby.

       5.8     ADDITIONAL INFORMATION

       No information furnished by Cobalt to Sellers or Company in connection with this Agreement is false or misleading in any material respect. In connection with such information and this Agreement and the Related Documents, Cobalt has made no untrue statement of a material fact or omitted to state or will omit to state a material fact necessary in order to make the statements made or information delivered, in the light of the circumstances under which they were made or not made, not misleading.

       5.9     FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES

       Cobalt has delivered to Sellers unaudited (i) balance sheet as of December 31, 1998 and 1997, (ii) statements of income and cash flow for the 12-month periods ended December 31, 1998 and 1997, and (iii) all related notes and schedules (such financial statements are collectively referred to herein as the "Cobalt Financial Statements"). The Cobalt Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods and fairly present the financial position and results of the operations of Cobalt at the dates and for the periods covered and include all adjustments that are necessary for a fair presentation of the information shown. Cobalt has no material obligations or liabilities except for those reflected in the balance sheet as of December 31, 1998 or those that have arisen since December 31, 1998.

       5.10    NO BREACH

       Neither Cobalt nor any representative of Cobalt during the course of their due diligence has identified any fact that would constitute a breach of the representations and warranties of any Seller under this Agreement.

SECTION 6.  TAX MATTERS

       6.1     ACCESS TO RECORDS FOLLOWING CLOSING

       Cobalt and Sellers agree that so long as any books, records and files retained by Sellers relating to Company or the Business, or the books, records and files delivered to the control of Cobalt pursuant to this Agreement, to the extent such books, records and files relate to the operations of Company or the Business prior to the Closing Date, remain in existence and available, each party (at its expense) shall have the right upon prior notice to inspect and make copies of the same at any time during business hours for any proper purpose. Company and Sellers shall not destroy or allow the destruction of any such books, records and files without the prior written consent of Cobalt. Cobalt shall not destroy or allow the destruction of any such books, records and files without the prior written consent of Sellers.

       6.2     PAYMENT OF TAXES

       Sellers shall timely file all required Returns of the Group and timely pay all Taxes of the Group (including all Taxes of the Group that are imposed on Cobalt as a transferee of the Units or Assets), regardless of when such taxes are due, to the extent such Taxes are allocable to any period ending on or before the Closing Date. Cobalt shall pay all transfer taxes that are statutorily imposed on Cobalt as a result of the transactions contemplated by this Agreement. Sellers shall pay all transfer taxes that are statutorily imposed on Sellers as a result of the transactions contemplated by this Agreement.

       6.3     PARTNERSHIP TERMINATION; SECTION 754 ELECTION

       Sellers agree to treat the Company as a partnership for federal income tax purposes and treat the partnership as terminating on the Closing Date. Sellers shall timely file the Company's federal partnership income tax returns for its taxable year ending on the Closing Date. Sellers shall include with such tax return an election under Treasury Regulation Section 1.754-1(b) to adjust the basis of partnership property under Code Sections 734(b) and 743(b) for the partnership's taxable year.

       6.4     TAX TREATMENT AS ASSET ACQUISITION

       Cobalt and Sellers agree to treat the Acquisition, for federal income tax purposes, as a sale of the Assets by Sellers to Cobalt. The purchase price paid by Cobalt shall be allocated among the Assets in accordance with the Schedule to be attached as Exhibit F hereto, which shall be in a form mutually agreeable to the parties prior to Closing. Cobalt and Sellers shall file all Returns in a manner consistent with such allocation, and shall use their best efforts to sustain such allocation in any subsequent tax audit or tax dispute.

SECTION 7.  FURTHER ASSURANCES; SURVIVAL

       7.1     FURTHER ASSURANCES

       Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions provided for in this Agreement as expeditiously as practicable.

       7.2     SURVIVAL OF REPRESENTATIONS AND WARRANTIES

       Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, the representations, warranties, covenants, agreements and indemnities made by each party in this Agreement shall survive until the second anniversary of the Closing Date; provided, however, that the representations and warranties contained in Section 4.7 and the covenants contained in Sections 6.1 through 6.4 hereof shall survive until the lapse of the relevant statute of limitations period.

SECTION 8.  INDEMNIFICATION

       8.1     SELLERS' INDEMNITY

       Sellers shall severally indemnify, defend and hold harmless Cobalt and its directors, officers, employees, agents and Affiliates ("Cobalt Indemnified Parties") from and against any and all Losses suffered or incurred by Cobalt Indemnified Parties as a result of any of the following:

               (a) Any inaccuracy in or breach of any representation or warranty made in Section 4 other than representations and warranties made in
Section 4 with respect to state, county or local sales, use, income or excise taxes in respect of which the parties have agreed the Sellers shall have no indemnification obligation hereunder;

               (b) Any breach of any covenant made by Sellers in this Agreement other than the covenants made in Section 6 with respect to state, county or local sales, use or excise taxes in respect of which the parties have agreed the Sellers shall have no indemnification obligation hereunder; and

               (c)    The Excluded Liability.

       8.2     COBALT'S INDEMNITY

       Cobalt shall indemnify, defend and hold harmless Sellers and their respective directors, officers, employees, agents and Affiliates ("Seller Indemnified Parties") from any and all Losses suffered or incurred by Seller Indemnified Parties as a result of any of the following:

               (a) Any inaccuracy in or breach of any representation or warranty made in Section 5;

               (b) Any breach of any covenant made by Cobalt in this Agreement; and

               (c) The ownership of the Assets and the operation of the Business, including but not limited to the performance or failure to perform any Contract of the Company included in the Assets as of the Closing Date, from and after the Closing Date.

       8.3     CLAIMS

               (a) Any notice of a claim for indemnification shall specify the facts alleged to constitute a breach and the representations, warranties and covenants alleged to have been breached and shall be accompanied by an estimate of the amount of Losses due to such breach.

               (b) If any party entitled to indemnification hereunder (the "INDEMNITEE") is subject to any action, suit, proceeding or demand at any time instituted against or made upon it for which it may seek indemnification hereunder (a "CLAIM") from a party hereto (the "INDEMNITOR"), the Indemnitee shall notify the Indemnitor of such Claim as soon as reasonably practicable after becoming aware of such Claim (specifying in reasonable detail the nature and amount of the Claim); PROVIDED that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent the Indemnitor shall have been prejudiced by such failure. Upon receipt of such notice, the Indemnitor shall be entitled to participate in and, at the Indemnitee's option, assume the defense of such Claim with counsel reasonably satisfactory to the Indemnitee, and in the case of such an assumption the Indemnitor shall have the authority to negotiate, compromise and settle such Claim for the Indemnitee; PROVIDED, HOWEVER, that (i) the Indemnitor shall conduct such settlement or defense at all times in good faith and in a reasonable manner and (ii) the Indemnitor shall promptly reimburse the Indemnitee for all out-of-pocket expenses incurred as a result of the assumption by the

Indemnitor of control of such settlement or defense. Neither Indemnitor nor Indemnitee shall enter into any settlement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

               (c) The Indemnitee shall retain the right to employ its own counsel at its own expense to participate in the defense of any Claim, the defense of which has been assumed by the Indemnitor. The Indemnitee shall cooperate in all respects in the defense of the Claim, including refraining from taking any position adverse to the Indemnitor.

               (d) For any Losses, other than Losses arising from the Excluded Liability, the Indemnitor shall have no indemnity obligation pursuant to this Section 8 until the Losses of the Indemnitee exceed $300,000 in the aggregate from all matters as to which such party would be entitled to indemnification pursuant to Section 8, at which point the indemnity obligation of the Indemnitor shall cover all Losses in excess of such threshold amount. With respect to the Excluded Liability, the Indemnitors shall fully and completely indemnify the Indemnitees for all Losses from the first dollar. In determining the amount of claims against an Indemnitor pursuant to this
Section 8, other than with respect to the Excluded Liability, the tax effect (federal, state, local or foreign) to the Indemnitee by reason of such claims (or the events giving rise to such claims) and the receipt of such indemnification payment shall be included in the calculation of the amount to be paid by the Indemnitor.

               (e) The maximum indemnity obligation of any Seller under this Agreement shall not exceed the aggregate purchase price received by such Seller as set forth in Section 2.1 and the Schedule of Sellers.

       8.4     RIGHT OF OFFSET

       Subject to the notice requirements and other limitations provided in this Section 8, Cobalt shall have the right to offset any Losses it incurs, once such Losses are finally determined to be subject to indemnification hereunder either by agreement of the parties or in a final, binding and non-appealable decision of a court of competent jurisdiction, against any amounts payable to Sellers pursuant to this Agreement and the 90-Day Notes or 270-Day Notes.

       8.5     GUARANTEES; ESCROW

       Each of Brian Allen and Shirley Atherton hereby unconditionally, absolutely and irrevocably guarantee to the Cobalt Indemnified Parties to promptly pay or perform, or cause Compu-Time, Inc. and Parts Finder Locating Systems, Inc., respectively, to pay or perform, such corporation's respective obligations under Section 8 of this Agreement. The foregoing several guarantees are continuing guarantees and shall remain in full force and effect until the obligations of the corporation in which respect of which the guarantee is given have been fully and irrevocably paid, performed, satisfied, terminated or otherwise extinguished as provided in this Agreement. Each Guarantor represents that the obligations set forth in this Section 8.5 are valid and binding upon such Guarantor as stated and that the guarantees shall inure and be binding upon, and enforceable against, such Guarantor's successors-in-interest and assignees. The Guarantors hereby waive promptness and diligence, notice of any actions taken by the Sellers or Cobalt under this Agreement and all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of their obligations as Guarantors hereunder, the omission of or delay in which, but for the provisions hereof, might constitute grounds for relieving the Guarantor of his or her obligations hereunder.

       Locators, Inc. agrees with respect to its indemnification obligations set forth under Section 8 of this Agreement, that $3 million in value (based on the $8.00 per share conversion price) of the Shares received by Locators, Inc. at Closing shall be placed into an escrow account pursuant to the terms of an escrow agreement on terms and conditions satisfactory to both Locators, Inc. and Cobalt ("Escrow Agreement") to be executed and delivered by Locators, Inc. and Cobalt at Closing (the "Escrow Fund"). The Escrow Fund shall be held by the escrow agent designated in the Escrow Agreement as security for the indemnity obligations of Locator, Inc. until the second anniversary of the Closing Date.

       8.6     KNOWLEDGE PRIOR TO CLOSING

       Any party to whom an indemnification obligation is owed by reason of this Section 8 shall be deemed to have waived any indemnification obligation based upon such inaccuracy or breach if the Indemnitee had knowledge of such inaccuracy or breach before the Closing Date.

SECTION 9.  MISCELLANEOUS

       9.1     ASSIGNMENT; SUCCESSORS AND ASSIGNS

       This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

       9.2     NOTICES

       Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally to the address set forth below (to the attention of the person identified below) or sent by telegram, by registered or certified mail, postage prepaid, or by overnight courier service, or by facsimile with written facsimile transmission confirmation as follows:

       If to Cobalt to:                      With a copy to:

       The Cobalt Group, Inc.                Stoel Rives LLP
       2030 First Avenue                     3600 One Union Square
       Seattle, WA  98121                    600 University Street
       Attention:  Geoffrey T. Barker,       Seattle, WA 98101
         Co-Chief Executive Officer          Attention:  Ronald J. Lone
       Facsimile No.:  (206) 269-6350        Facsimile No.:  (206) 386-7500

       If to the Sellers to:                 With a copy to:

       Parts Finder Locating Systems, Inc.   Bruce G. Berning
       14718 S.W. Scarlett Drive             Tonkon Torp LLP
       Tigard, OR 97224                      888 SW Fifth Avenue, Suite 1600
       Facsimile No.:  (503) 590-6193        Portland, OR 97204
                                             Facsimile No.:  (503) 972-3712

                                             With a copy to:

       Locators, Inc.                        Allen B. Bush
       8305 S.E. Monterey, Suite 104         13825 SW 33rd Place
       Portland, OR 97266                    Beaverton, OR 97008
       Facsimile No.:  (503) 653-9536        Facsimile No.:  (503) 646-1391

                                             With a copy to:

       Compu-Time, Inc.                      Thomas G. Guilbert
       8305 S.E. Monterey, Suite 110         2370 S.W. Montgomery Drive
       Portland, OR 97266                    Portland, OR 97201
       Facsimile No.:  (503) 659-3753        Facsimile No.:  (503) 228-0811

       If to Company to:                     With a copy to:

       PartsVoice LLC                        Stephen B. Hill
       8305 S.E. Monterey, Suite 104         Bullivant Houser Bailey
       Portland, OR 97266                    888 S.W. Fifth Avenue, Suite 300
       Facsimile No.:  (503) 653-9536        Portland, OR 97204
                                             Facsimile No.:  (503) 295-0915

or to such other address as the addressee may have specified in a notice duly given to the sender and to counsel as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered or telegraphed or, if mailed, three (3) business days after the date so mailed or, if sent by overnight courier service or facsimile, one (1) business day after the date so sent.

       9.3     GOVERNING LAW; JURISDICTION; VENUE

       This Agreement shall be governed by and interpreted in accordance with the laws of the State of Oregon without reference to its choice of law principles. Each party hereby irrevocably consents to the jurisdiction and venue of the courts of the State of Oregon, Multnomah County, the United States District Court for the District of Oregon at Portland, and all applicable appellate courts, in connection with any action to interpret or enforce, or otherwise arising out of or relating to, this Agreement.

       9.4     ENTIRE AGREEMENT

       This Agreement, together with the Exhibits hereto and all other documents referred to herein and therein, sets forth the entire agreement of the parties hereto with respect to the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by the parties hereto, and no claimed amendment, modification, termination or waiver shall be binding unless in writing and signed by the party against whom or which such claimed amendment, modification, termination or waiver is sought to be enforced.

       9.5     SECTION HEADINGS

       All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

       9.6     COOPERATION

       Subject to the provisions hereof, the parties hereto shall use their best efforts to take, or cause to be taken, such action to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

       9.7     ATTORNEYS' FEES

       Should any party employ an attorney or attorneys to enforce any of the provisions of this Agreement or to protect its interest or enforce its rights in any manner arising under this Agreement or to recover damages for the breach hereof, and if a suit, action or other proceeding of any nature whatsoever (including any contested matter or adversary proceeding under the U.S. Bankruptcy Code) is instituted in connection with any controversy arising out of this Agreement or to interpret or enforce any rights hereunder, the prevailing party shall be entitled to recover mediation and arbitration expenses, if any, and its attorneys', paralegals', accountants' and other experts' fees, and all other fees, costs and expenses actually incurred in connection therewith, as determined by the judge at trial or on appeal or review, in addition to all other amounts provided by law.

       9.8     COUNTERPARTS

       This Agreement may be executed in counterparts, each of which is an original and all of which together shall be deemed to be one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all the parties.

       9.9     INTERPRETATION, KNOWLEDGE

       This Agreement and each of the terms and provisions hereof are deemed to have been explicitly negotiated among the parties and the language in all parts of this Agreement shall in all cases be construed according to its fair meaning and not strictly for or against any party. To the extent a statement or representation contained in this Agreement is qualified to the "knowledge" of Sellers, or using words of similar import, "knowledge" shall mean: as to Parts Finder Locating Systems, Inc., the actual knowledge of Shirley Atherton; as to Locators, Inc., the actual knowledge of Alex DeLucia; and as to Compu-Time, Inc., the actual knowledge of Brian Allen.

       9.10    PAYMENT OF EXPENSES

       The Sellers and Cobalt shall be responsible for and pay any and all legal, accounting, broker, investment banking and other fees and expenses which they (and Company in the case of the Sellers) incur in connection with preparation and performance of this Agreement, the transactions provided for herein and in the Exhibits hereto.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

THE SELLERS:                                 COBALT:

Locators, Inc.                               The Cobalt Group, Inc.


By                                           By
  ---------------------------------            --------------------------------
       Its                                          Its
          -------------------------                    ------------------------
Compu-Time, Inc.


By
  ---------------------------------
       Its
          -------------------------

Parts Finder Locating Systems, Inc.


By
  ---------------------------------
       Its
          -------------------------


       With respect to the obligations and agreements set forth in Section 8.5 hereof only:

THE GUARANTORS:


-----------------------------------
Brian Allen


-----------------------------------
Shirley Atherton

                                    EXHIBIT INDEX



Exhibit A-1                          90-Day Notes

Exhibit A-2                          270-Day Notes

Exhibit B                            Warrants

Exhibit C-1                          DeLucia Consulting Agreement

Exhibit C-2                          Allen Employment Agreement

Exhibit D-1                          Agreement for Management of Security

Exhibit D-2                          Pledge and Security Agreement

Exhibit E                            Disclosure Schedule

Exhibit F                            Allocation Schedule

Exhibits G-1 through G-3             Opinions of Counsel

Exhibit H                            Second Amendment to Amended and Restated
                                     Shareholders Agreement

Exhibit I                            Registration Rights Agreement

Exhibit J                            Amended and Restated Articles of
                                     Incorporation of Cobalt

                                 SCHEDULE OF SELLERS



                                                                  Principal         Principal
                                     Unit                         Amount of         Amount of
                        Units      Ownership                        90-Day           270-Day
       Seller         Conveyed    Percentage    Cash Portion        Notes             Notes        Warrants          Shares
       ------         --------    ----------    ------------        -----             -----        --------          ------
 Locators, Inc.          56           56%           $1,680,000       $3,720,000       $8,400,000      83,000         375,000

 Compu-Time, Inc.        20           20%              600,000        1,400,000        3,000,000      35,000         125,000

 Parts Finder
 Locating Systems,       24           24%              720,000        2,880,000        3,600,000      42,000               0
 Inc.                ---------     --------         ----------      -----------      -----------     -------       ---------

        Totals           100        100%            $3,000,000       $8,000,000      $15,000,000     160,000         500,000
